Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Arcosa, Inc. Completes Sale of its Storage Tanks Business
–Advances Strategy to Reduce Complexity and Cyclicality of Business Portfolio
–Provides Additional Liquidity to Reinvest in Growth Businesses

DALLAS, Texas - ARCOSA, Inc. — October 3, 2022:
Arcosa, Inc. (NYSE: ACA) (“Arcosa” or the “Company”), a provider of infrastructure-related products and solutions, today announced it has completed the previously announced sale of its storage tanks business to Black Diamond Capital Management, LLC for $275 million in cash. The Company plans to initially use a portion of the net proceeds to repay outstanding borrowings under its revolving credit facility as we evaluate organic initiatives and potential acquisition opportunities.

Antonio Carrillo, President and CEO of Arcosa, commented, “I am pleased to announce the successful completion of the sale of our storage tanks business, a significant milestone that reflects our ongoing commitment to shareholder value creation and portfolio simplification. The divestiture is an excellent example of improving a business and preparing it for monetization when market conditions are supportive, enabling Arcosa to realize significant value to ultimately reinvest in our key growth businesses. I want to recognize the great legacy and contributions of the storage tanks business and thank its employees for their service and dedication to Arcosa.”

The Company will provide additional transaction details and update its full year 2022 revenue and Adjusted EBITDA guidance during Arcosa’s third quarter 2022 earnings conference call. As previously disclosed, our forecast for the storage tanks business was for revenues of approximately $245-255 million and Adjusted EBITDA of approximately $52-55 million for full year 2022.

Evercore served as financial advisor to Arcosa, while Gibson, Dunn & Crutcher LLP and Creel, García-Cuéllar, Aiza y Enriquez, S.C. served as its legal advisors.

About Arcosa

Arcosa, Inc., headquartered in Dallas, Texas, is a provider of infrastructure-related products and solutions with leading positions in construction, engineered structures, and transportation markets. Arcosa reports its financial results in three principal business segments: Construction Products, Engineered Structures, and Transportation Products. For more information, visit www.arcosa.com.

972.942.6500	arcosa.com

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” “plans,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding the impact of the COVID-19 pandemic on Arcosa’s customer demand for Arcosa’s products and services, Arcosa’s supply chain, Arcosa’s employees’ ability to work because of COVID-19 related illness, the health and safety of our employees, the effect of governmental regulations imposed in response to the COVID-19 pandemic; assumptions, risks and uncertainties regarding achievement of the expected benefits of Arcosa’s spin-off from Trinity; tax treatment of the spin-off; failure to successfully integrate acquisitions or divest any business, or failure to achieve the expected benefits of acquisitions or divestitures; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; the impact of inflation and costs of materials; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see "Risk Factors" and the "Forward-Looking Statements" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Arcosa's Form 10-K for the year-ended December 31, 2021 and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INVESTOR CONTACTS

Gail M. Peck	Erin Drabek	David Gold
Chief Financial Officer	Director of Investor Relations	ADVISIRY Partners

T 972.942.6500		T 212.661.2220
InvestorResources@arcosa.com		David.Gold@advisiry.com

MEDIA CONTACT

Media@arcosa.com

972.942.6500	2	arcosa.com